APPENDIX A

LENDERS

As of February 18, 2016

WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST

WELLS FARGO INCOME OPPORTUNITIES FUND

WELLS FARGO MULTI-SECTOR INCOME FUND

WELLS FARGO UTILITIES AND HIGH INCOME FUND

Wells Fargo Funds Trust

Asia Pacific Fund

Asset Allocation Fund

Capital Growth Fund

C&B Mid Cap Value Fund

Common Stock Fund

Conservative Income Fund

Core Plus Bond Fund

Disciplined U.S. Core Fund

Discovery Fund

Diversified Capital Builder Fund

Diversified Income Builder Fund

Diversified International Fund

Emerging Markets Equity Fund

Endeavor Select Fund

Enterprise Fund

Global Opportunities Fund

Growth Fund

High Income Fund1

High Yield Bond Fund

High Yield Municipal Bond Fund

International Bond Fund

International Equity Fund

Intrinsic Value Fund

Intrinsic World Equity Fund

Large Cap Core Fund

Large Cap Growth Fund

Large Company Value Fund

Mid Cap Disciplined Fund

Omega Growth Fund

Opportunity Fund

Precious Metals Fund

Premier Large Company Growth Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Small Cap Disciplined Fund

Small Cap Core Fund2

Small Cap Opportunities Fund

Special Small Cap Value Fund

Specialized Technology Fund

Strategic Income Fund

Traditional Small Cap Growth Fund

Ultra Short-Term Income Fund

Utility and Telecommunications Fund

Wells Fargo Master Trust

C&B Large Cap Value Portfolio

Core Bond Portfolio

Diversified Fixed Income Portfolio

Diversified Large Cap Growth Portfolio

Emerging Growth Portfolio

Equity Income Portfolio

Index Portfolio

International Growth Portfolio

International Value Portfolio

Managed Fixed Income Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Total Return Bond Portfolio

Wells Fargo Variable Trust

VT Discovery Fund

VT Index Asset Allocation Fund

VT International Equity Fund

VT Intrinsic Value Fund3

VT Omega Growth Fund

VT Opportunity Fund

VT Small Cap Growth Fund

VT Small Cap Value Fund4

VT Total Return Bond Fund5

Wells Fargo Income Opportunities Fund

Wells Fargo Multi-Sector Income Fund

Wells Fargo Utilities and High Income Fund

On February 18, 2016, the Board of Trustees of Wells Fargo Funds Trust approved the reorganization of the High Income Fund into the High Yield Bond Fund.  Upon shareholder approval, the fund reorganization will become effective in the third quarter of 2016.

2On November 18, 2015, the Board of Wells Fargo Funds Trust approved the establishment of the Wells Fargo Small Cap Core Fund and the reorganization of the Golden Small Cap Core Fund (“Golden Small Cap Fund”) into the Wells Fargo Small Cap Core Fund.  Subject to approval by the Board of Forum Funds and shareholders of the Golden Small Cap Fund (the “Small Cap Core Reorganization”), the Small Cap Core Reorganization will become effective in May 2016.

3On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Intrinsic Value Fund effective on or about April 30, 2016.

4On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Small Cap Value Fund effective on or about April 30, 2016.

5On November 18, 2015 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Total Return Bond Fund effective on or about April 30, 2016.